UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2006

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 6, 2006, Optical Sensors Incorporated d/b/a vasamed (the “Company”) commenced a bridge financing, pursuant to which the Company plans to issue in a private placement convertible promissory notes in the aggregate principal amount of up to $4,500,000 (the “Notes”) with detachable warrants, forms of each are attached hereto as Exhibits. The Notes bear interest at the rate of ten percent per annum until paid in full. All outstanding principal and interest on the Notes is due and payable eighteen months from the date of issuance unless converted pursuant to the Notes’ terms prior to such date. The Notes will be secured by a security interest in all of the Company’s assets, except for the Company’s intellectual property.

The Notes are convertible, at the option of the holders, into shares of the Company’s Series C Preferred stock (“Series C Stock”) at a conversion price of $90.00 per share (the “Conversion Price”). All outstanding principal and, at the Company’s election, accrued interest under the Notes will automatically convert into shares of Series C Stock upon (i) the closing of a private placement of equity securities of the Company in one or more transactions with gross proceeds to the Company totaling at least $5 million, before deduction of commissions and expenses, or (ii) upon an acquisition of the Company or of all or substantially all of its assets. Each share of Series C Stock by its terms is initially convertible into 40 shares of the Company’s common stock (“Common Stock”) at a conversion price of $2.25 per share. The Conversion Price of the Series C Stock is subject to adjustment as provided in the Certificate of Designation for the Series C Stock.

The Company will also issue to each purchaser of a Note a warrant to purchase 10,000 shares of Common Stock for every $100,000 in principal of the Note. The warrants are exercisable for a period of five years from the date of issuance. The initial warrant exercise price is $2.25 per share and is subject to adjustment if the Company issues securities at a price of less than $2.25 per share, subject to customary exceptions, as set forth in the warrant. The purchasers of the Notes are also entitled to demand and piggyback registration rights with respect to the shares of Common Stock underlying the Series C Stock issuable upon conversion of the Note and the Common Stock issuable upon exercise of the warrants.

The foregoing description is qualified in its entirety by the form Note and Warrant Purchase Agreement, Note, Warrant and Security Agreement attached as Exhibits hereto.

In connection with the bridge financing, the Company executed an Agency Agreement with Fleming Securities, Inc. (the “Agent”) and agreed to: (i) pay the Agent, a selling commission equal to 10% of the gross proceeds from the sales of the Notes and warrants sold in this bridge financing; (ii) sell to the Agent, for nominal consideration, ten-year warrants to purchase Common Stock at 120% of the exercise price of the warrants sold in this bridge financing, a number of shares of Common Stock equal to 10% of the number of shares of Common Stock that may be purchased pursuant to warrants sold in this bridge financing; (iii) pay the Agent a non-accountable expense allowance equal to 3% of the gross proceeds from sales of Notes and warrants in this bridge financing; and (iv) reimburse the Agent for its accountable expenses of this bridge financing not to exceed $50,000.

The Company offered and sold the Notes and warrants to the investors in a private bridge financing made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Regulation D promulgated thereunder. Each of the investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

ITEM 5.03	AMENDMENTS TO CERTIFICATE OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 27, 2006, the Company filed a Certificate of Increase of Shares of Series C Preferred Stock with the Secretary of State of Delaware for the Company’s Series C Stock that increased the number of authorized shares of Series C Stock from 115,000 to 166,666.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits.

Exhibit	Description

3.1	Certificate of Increase of Shares of Series C Preferred Stock

4.1	Form of Warrant to Purchase Common Stock

10.1	Form of Note and Warrant Purchase Agreement

10.2	Form of Convertible Promissory Note

10.3	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: February 7, 2006	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante President and Chief Executive Officer

OPTICAL SENSORS INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing

3.1	Certificate of Increase of Shares of Series C Preferred Stock	Filed herewith

4.1	Form of Warrant to Purchase Common Stock	Filed herewith

10.1	Form of Note and Warrant Purchase Agreement	Filed herewith

10.2	Form of Convertible Promissory Note	Filed herewith

10.3	Form of Security Agreement	Filed herewith